EXHIBIT 99

                            FFD Financial Corporation

April 23, 2003

FOR IMMEDIATE RELEASE:

CONTACT:
     Trent B. Troyer, President
     FFD Financial Corporation
     321 North Wooster Avenue
     Dover, Ohio 44622-0038
     (330) 364-7777

        FFD Financial Corporation Reports Net Earnings For The Three and
                     Nine Month Periods Ended March 31, 2003

DOVER, OHIO - FFD Financial Corporation, parent company of First Federal Community Bank, reported net earnings for the quarter ended March 31, 2003, of $279,000, or diluted earnings per share of $.23, compared to $250,000, or $.21 per diluted share for the comparable period in 2002. The increase in net earnings for the current quarter as compared to the quarter ended March 31, 2002, resulted primarily from a $76,000 increase in other income, which was partially offset by an $11,000 decrease in net interest income, and increases of $19,000 in the provision for losses on loans, $5,000 in general, administrative, and other expense, and $12,000 in federal income taxes. The increase in other income resulted primarily from a $122,000 increase in gain on sale of loans, which was partially offset by a $46,000 decrease in other operating income.

Net earnings for the quarter ended December 31, 2002 were $223,000, or $.19 per diluted share. The increase in net earnings for the current quarter as compared to the quarter ended December 31, 2002, resulted primarily from a $71,000 increase in net interest income and a $37,000 decrease in provision for losses on loans, which were partially offset by a decrease of $28,000 in other income and a $21,000 increase in federal income tax.

Net earnings for the nine months ended March 31, 2003, were $722,000, or diluted earnings per share of $.61, a decrease of $212,000, or 22.7%, from the $934,000, or $.77 per diluted share of net earnings reported for the comparable nine-month period in 2002. The decrease in net earnings resulted primarily from a decrease of $286,000 in net interest income and a $271,000 increase in general, administrative and other expense, which were partially offset by an increase of $260,000 in other income and a decrease of $106,000 in federal income tax expense. Net interest income declined during the nine-months ended March 31, 2003, due primarily to a decline in the yield on the Bank's loan portfolio in the current low interest rate environment. The increase in general, administrative and other expense related primarily to expenses associated with the new branch facility, which opened in July 2002, and to the conversion of the Bank's data processing to a new platform that will better accommodate future product expansion and growth. The increase in other income resulted primarily from a $402,000 increase in gain on sale of loans in the secondary market, which was partially offset by decreases of $67,000 in gain on sale of mortgage-backed securities and $75,000 in other operating income.

FFD Financial Corporation reported total assets of $133.0 million at March 31, 2003, an increase of 2.0% over the June 30, 2002 balance of $130.3 million. Total liabilities of FFD Financial Corporation increased by 2.1% over the June 30, 2002 balance of $113.8 million to $116.1 million at March 31, 2003, and included deposits of $101.4 million, representing an increase of 6.1% over the June 30, 2002 balance of $95.5 million. Shareholders' equity amounted to $16.9 million at March 31, 2003.

FFD Financial Corporation is traded on the NASDAQ SmallCap Market under the symbol FFDF. First Federal Community Bank has offices in downtown Dover, downtown New Philadelphia, and on the Boulevard in Dover. The company maintains an interactive web site at www.onlinefirstfed.com.

                            FFD Financial Corporation

            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (In thousands)

                                                                                          March 31,            June 30,
         ASSETS                                                                                2003                2002
Cash and cash equivalents                                                                  $ 10,900            $ 13,216
Investment securities                                                                         3,507               2,047
Mortgage-backed securities                                                                    1,662               3,157
Loans receivable                                                                            111,843             107,055
Other assets                                                                                  5,051               4,828
                                                                                            -------             -------

         Total assets                                                                      $132,963            $130,303
                                                                                            =======             =======

         LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits                                                                                   $101,372            $ 95,542
Borrowings                                                                                   14,067              17,553
Other liabilities                                                                               663                 667
                                                                                            -------             -------
         Total liabilities                                                                  116,102             113,762

Shareholders' equity                                                                         16,861              16,541
                                                                                            -------             -------

         Total liabilities and shareholders' equity                                        $132,963            $130,303
                                                                                            =======             =======


                            FFD Financial Corporation

                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                        (In thousands, except share data)

                                                    Nine months ended                           Three months ended
                                                         March 31,                      3/31           12/31        3/31
                                                  2003              2002                2003            2002        2002
Total interest income                           $5,141            $6,220              $1,687          $1,699      $1,850

Total interest expense                           2,298             3,091                 695             778         847
                                                 -----             -----               -----           -----       -----

         Net interest income                     2,843             3,129                 992             921       1,003

Provision for losses on loans                      131               110                  32              69          13
                                                 -----             -----               -----           -----       -----

         Net interest income after provision
           for losses on loans                   2,712             3,019                 960             852         990

Other income                                       698               438                 223             251         147

General, administrative and other expense        2,316             2,045                 764             761         759
                                                 -----             -----               -----           -----       -----

         Earnings before income taxes            1,094             1,412                 419             342         378

Federal income taxes                               372               478                 140             119         128
                                                 -----             -----               -----           -----       -----

         NET EARNINGS                           $  722            $  934              $  279          $  223      $  250
                                                 =====             =====               =====           =====       =====

         EARNINGS PER SHARE
           Basic                                  $.62              $.78                $.24            $.19        $.21
                                                   ===               ===                 ===             ===         ===

           Diluted                                $.61              $.77                $.23            $.19        $.21
                                                   ===               ===                 ===             ===         ===